SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 30, 2005

ADSERO CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-31040	65-0602729
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2101 Nobel Street, Sainte Julie, Quebec	J3E 1Z8
(Address of principal executive offices)	(Zip Code)

(450) 922-5689
922-5689(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously announced, effective June 22, 2005 we entered into a Share Purchase Agreement with Turbon AG (“Turbon”) pursuant to which we agreed to purchase 400,000 Turbon shares from Turbon’s treasury at a purchase price of $14 per share or an aggregate of $5,600,000 (the “Purchase Price”). On June 23, 2005 we paid Turbon $1,001,000 of the Purchase Price. As extended, the $4,599,000 balance of the Purchase Price was due on or before October 15, 2005. Effective October 21, 2005 the parties agreed to further extend the due date to November 4, 2005.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective September 30, 2005 Westminster Capital Inc., the holder of our January 7, 2005 3.9% 1,000,000 convertible promissory note, converted the principal ($1,000,000) and interest ($28,529) then due thereon, at a conversion price of $.50 per unit, into an aggregate of 2,057,058 units. Each unit consists of one share of our common stock and one common stock purchase warrant each of which is exercisable to purchase an additional share of our common stock at a price of $1.50 per share at any time prior to July 1, 2008. We have yet to issue the 2,057,058 shares and 2,057,058 warrants but expect to do so shortly. These issuances will be made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADSERO CORP.

Dated: October 24, 2005	By:	/s/ William Smith
Name: William Smith
Title: Secretary, Treasurer, Chief Financial Officer